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                              AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE is entered into this 15th day of June, 1999, by and between Continuum Resources International, Inc. a Delaware corporation ("Sublessor") and Muse Technologies Inc. ("Sublessee").

                                WITNESSETH:

WHEREAS, pursuant to a Lease dated February 25, 1999, Energy Tower I, LTD., ("Prime Landlord") and Sublessor as Tenant, attached hereto as Exhibit "A", Prime Landlord leased to Sublessor approximately 20,576 square feet of office space located on the 1st and 2nd floor, located at 11700 Old Katy Road, Houston, TX.

WHEREAS, Sublessee desires to sublease and use approximately 1445 net rentable square feet on the 2nd floor of office space located at 11700 Old Katy Road, Houston, TX, said Premises, as indicated on the floor plan attached hereto as Exhibit "B" ("Subleased Premises") from Sublessor.

NOW THEREFORE, the parties hereto agree as follows:

1.       SUBLEASE

         Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, on the terms, covenants, conditions hereinafter provided, the Subleased Premises which the parties acknowledge and agree contains approximately 1445 rentable square feet, plus common areas, Sublessor represents and warrants that, subject to Prime Landlord's consent, It has the requisite authority to enter into this sublease and grant the rights specified herein to Sublessee.

2.       TERM

         The term of this sublease shall commence on June 15, 1999 (the "Commencement Date") and shall expire on June 14, 2000 (the "Termination Date") unless sooner terminated by reason of, or pursuant to, any provision set forth herein. In addition, Sublessee will have the option to extend the Sublease for one additional year provided that notice is given to the Sublessor no less than 60 days prior to the end of the lease term.



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3.       USE

         The Sublease Premises shall be used for office purposes and for no other purpose.

4.       RENT

         Sublessee shall pay Sublessor as base rent ("Rent") in equal monthly installments as follows:

         June 15, 1999 - June 14, 2000                   $3,000

         Rent is due on the fifteenth day of each month. *The rental for June 15, 1999 shall be due upon execution by Sublessee.

6.       ASSIGNMENT

         Sublessee shall not assign this Sublease nor sublet the Sublease Premises in whole or in part, and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise without prior approval of Sublessor.

7.       PRIME LEASE

         This Sublease is subject and subordinate to the Prime Lease (Exhibit
         A). Except as may be inconsistent with the terms hereof which in that event, this Sublease shall control, all the terms, covenants and conditions in the Prime Lease shall be applicable to this Sublease with the same force and effect as if the Sublessor were Landlord under the Prime Lease and Sublessee were Tenant thereunder, and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to Landlord against Tenant under the Prime Lease if such breach were made by Tenant thereunder.

8.       SUBLESSEE'S OBLIGATION & SUBLESSOR'S RIGHT TO PERFORM
         SUBLESSEE'S OBLIGATIONS

         Sublessee, with respect to the Sublease Premises will duly and faithfully observe all the terms and restrictions and perform all the obligations imposed on Sublessor as Tenant under the Prime Lease. Sublessor shall have the right (but not the obligation) to take at the sole expense of Sublessee, any and all actions required to be taken by Sublessor which may be necessary to prevent a default



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         hereunder by Sublessee, or to assure complete compliance with the terms of this Sublease or the Prime Lease. All reasonable and documented expenses incurred by Sublessor, including but not limited to, counsel fees for any necessary actions taken by Sublessor to cure any breach of a material obligation of the Prime Lease by Sublessee shall be payable by Sublessee as additional rent within fifteen (15) days after delivery of a statement of any such costs to Sublessee.

9.       SUBLESSOR'S NON-LIABILITY FOR DEFAULTS BY PRIME LANDLORD

         Sublessor shall not be responsible, answerable or liable to Sublessee for or by reason of any defaults by Prime Landlord as Landlord under the Prime Lease except if such default is a result of, or arises out of, the actions of Sublessor.

10.      SUBLESSEE NOT TO CAUSE DEFAULT

         Sublessee shall neither do or permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of terminations or forfeiture reserved or vested in Landlord under the Prime Lease.

11.      INDEMNITY FOR SUBLESSEE'S BREACH

         Sublessee shall indemnify, defend and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default of this Sublease on the part of Sublessee. Likewise, Sublessor shall indemnify, defend and hold Sublessee harmless from and against all claims of any kind whatsoever by reason of any breach or default of this Sublease on the part of Sublessor.

12.      CONDITION OF SUBLEASE PREMISES

         Sublessee hereby accepts the Sublease Premises in their current "as-is" condition. Upon the expiration or Termination Date of this Sublease, Sublessee shall quit and surrender the Sublease Premises "broom clean" in the similar condition as on the Commencement Date, reasonable modifications excepted, damage not the fault of Sublessee and ordinary wear and tear excepted.

13.      SURRENDER OF PREMISES

         Sublessee agrees that time shall be of the essence with respect to Sublessee's obligation to surrender possession of the Sublease Premises to Sublessor upon the Termination Date of his Sublease, and further agrees that in the event that Sublessee do not promptly surrender possession of the Sublease Premises to Sublessor upon such Termination Date, Sublessor in addition to any other rights and remedies Sublessor may have against



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         Sublessee for such holding over, shall be entitled to bring summary proceedings against Sublessee, and Sublessee agrees to reimburse Sublessor for Sublessor's damages, consequential as well as direct, sustained by Sublessor by reason of such holding over, including with limitation, Sublessor's reasonable attorney's fees and disbursements incurred in connection with the exercise by, Sublessor of its remedies against Sublessee.

14.      INSURANCE REQUIREMENTS

         Sublessee will be responsible to insure all personal property, furniture, fixtures, materials and supplies belonging to Sublessee.

15.      OTHER SERVICES

         Sublessor shall provide to Sublessee all utilities (excepting telephone service), janitorial and building security for the term of the Sublease.

16.      ENTIRE AGREEMENT

         This Sublease constitutes the entire agreement between the parties hereto and no earlier statements or prior written matter shall have any force or effect. Sublessee agrees that it is not relying on any representations or agreements of the other except those contained in this Sublease. This Sublease shall not be modified, canceled, or amended except by written instruments subscribed by both parties.

17.      SUCCESSORS

         The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns.

18.      NOTICES

         Any notice required or desired to be given to any party hereto shall be given by certified mail, return receipt requested, and be addressed to the parties hereto at their addresses set forth below or at such other address or by such other means as any party may request in writing:

         If to Sublessee:

         Muse Technologies, Inc.
         1601 Randolph SE, Suite 210
         Albuquerque, NM 87106



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         With a copy to Prime Landlord:
         Energy Tower I, LTD.
         11757 Katy Freeway, Suite 1500
         Houston, TX, 77079
         Attn: Mac Haik

         If to Sublessor:

         Continuum Resources International, Inc.
         11700 Old Katy Road, Suite 200
         Houston, TX, 77043

         Each party shall, at all times during the Term of this Sublease, send the other party copies of all notices it receives from Prime Landlord and any government entity in connection with the Subleased Premises and Sublessee's occupancy thereof promptly upon the party's receipt thereof.

19.      PARKING

         Sublessee shall have the right to parking as outlined in the lease agreement. Sublessee will have use of Seven (7) unreserved parking spaces at no charge



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20.      PRIME LANDLORD'S CONSENT

         This Sublease is conditioned upon Sublessor's obtaining Prime Landlord's written consent to this Sublease. Sublessor will seek Prime Landlord's consent pursuant to the Prime Lease. If such consent is refused or if the same is not obtained in writing, this Sublease shall be null and void, of no force or effect, and all sums that Sublessee shall have paid or delivered hereunder to Sublessor shall be promptly returned to Sublessee.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be signed and sealed as of the day and year first herein before written.

             Continuum International Inc ("Sublessor)

             BY: /s/
                --------------------------------------
             DATE: June 21, 1999
                  ------------------------------------

             Muse Technologies Inc.     ("Sublessee")
             BY: /s/ Curtiz Gangi
                --------------------------------------
             DATE: June 21, 1999
                  ------------------------------------



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                               CONSENT TO SUBLEASE

         Master Lessor, pursuant to the Prime Lease, hereby executes this Sublease for the sole purpose of evidencing its consent to the same. Nothing contained in this consent shall operate as ratification by the Prime Landlord of any of the provisions of this Sublease or as a representation or warranty by Prime Landlord of any such provisions. This Sublease shall not release or discharge Sublessor from any liability whatsoever under the Prime Lease, and Sublessor shall remain fully liable and responsible to Master Lessor for the full performance and observance of all of the provisions, covenants and conditions set forth in the Prime Lease.

                               PRIME LANDLORD:
                               LEHNDORFF FOUR OAKS PLACE JOINT VENTURE

                               By: /s/
                                  ---------------------------